                                                                   EXHIBIT 10.31

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT is made and entered into as of January 30, 2000, by and between Audible, Inc., a Delaware corporation (the "Company"), and Amazon.com Commerce Services, Inc., a Delaware corporation (the "Purchaser").

     THE PARTIES AGREE AS FOLLOWS:

                      1.  Authorization and Sale of Shares

1.1.  Authorization of the Shares

      On or before the Closing Date (as defined in Section 2.2 below), the Company will have authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of 1,340,033 shares (the "Shares") of common stock of the Company, par value $0.01 per share ("Common Stock"), which equals the quotient of (i) twenty million dollars ($20,000,000) divided by (ii) $14.925 (the average closing price of the Common Stock for the five trading days from January 24, 2000 to January 28, 2000.

1.2.  Sale of the Shares

      Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing that number of shares of Common Stock for consideration consisting solely of twenty million dollars ($20,000,000) (the "Shares Consideration"). The Company will not take any position on any tax return inconsistent with this position.

                2.  Closing; Closing Date; Deliveries at Closing

2.1.  Closing

      The completion of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Perkins Coie LLP, 1201 Third Avenue, Seattle, Washington 98101 at 10:00 a.m., Seattle time on the Closing Date. The parties agree that the Closing may be effected by facsimile.
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2.2.  Closing Date

      Subject to the terms and conditions of this Agreement, the Closing shall occur on a date (the "Closing Date") to be agreed upon by the Company and the Purchaser but, subject to the terms of this Agreement, in no event later than March 31, 2000.

2.3.  Delivery of the Shares at the Closing

      At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and Rule 506 thereunder. The Company will substitute one or more replacement certificates without the legend at the request of the Purchaser promptly after such time as the Registration Statement (as hereinafter defined) becomes effective.

2.4.  Consummation of Closing

      At the Closing, the Shares Consideration due the Company pursuant to
Section 1.2 hereof and Company Closing Consideration (as defined in that certain Co-Branding Agreement dated January 30, 2000 between the Company and the Purchaser. (the "Commercial Agreement")) due the Purchaser pursuant to Section
5.2.1 of the Commercial Agreement, which amounts are identical, shall offset each other solely for the purpose of determining the actual fund transfers required at Closing. The Company acknowledges and agrees that the entire amount of the Shares Consideration shall be deemed paid and received for the Common Stock upon the issuance thereof.

     All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing, and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

               3.  Representations and Warranties of the Company

     In order to induce the Purchaser to enter into this Agreement and to perform its obligations hereunder, the Company hereby represents and warrants to the Purchaser, at and as of the date of this Agreement, as follows:

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3.1.  Organization

      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by the Company, or the nature of the business conducted by the Company, makes such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

3.2.  Valid Issuance

      The Shares when issued and paid for in accordance with this Agreement, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable and (based in part on the representations set forth in Section 4.5 hereof) issued in compliance with all applicable U.S., state and foreign securities laws and will not be subject to any preemptive or other similar rights.

3.3.  Authority

      The Company has all requisite corporate power and authority to enter into this Agreement, to sell and issue the Shares and to consummate the other transactions contemplated by this Agreement. The execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

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3.4.  No Conflict

      The execution and delivery by the Company of this Agreement does not, and the sale and issuance of the Shares and consummation of the other transactions contemplated by this Agreement will not, (a) conflict with, or result in any violation or breach of any provision of, the charter documents of the Company,
(b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, in the case of (b) and (c) above except such as would not have a Material Adverse Effect.

3.5.  Required Filings and Consents

      No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement, the sale and issuance of the Shares or the consummation of the other transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S., state and foreign securities laws and such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

3.6.  Commission Filings

      Attached hereto as Exhibit A is a true and accurate list of all forms, reports and documents required to be filed to date since July 16, 1999 with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Company Commission Reports"). The Company Commission Reports (a) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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3.7.   Financial Statements

      The consolidated financial statements of the Company and its subsidiaries contained in the Company Commission Reports were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, and present fairly in all material respects, as of the dates and for the periods indicated, the financial position of the Company and its subsidiaries and their results of operations and cash flows for the periods therein set forth, subject in the case of the unaudited consolidated financial statements to later normal, recurring audit adjustments required by GAAP that are not in the aggregate material and to omission of certain footnotes as permitted by GAAP.

3.8.  Stockholders' Consent

      No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement, to sell and issue the Shares or to consummate the other transactions contemplated pursuant to this Agreement.

3.9   Litigation

      There is no any litigation, governmental proceeding, investigation or arbitration pending or, to the knowledge of the Company, threatened against or directly involving the Company that questions the legality or validity of this Agreement or any related agreements or any actions taken or to be taken pursuant to or in connection with this Agreement or any related agreements or which could reasonably be expected to have a Material Adverse Effect.

3.10  Registration Rights

      There are no persons with registration or similar rights to have any securities registered pursuant to the Registration Statement (as defined below) or otherwise registered by the Company under the Securities Act that would conflict with any provision of this Agreement.

3.11  S-3 Eligible

      The Company and the transactions contemplated by Section 8 of this Agreement shall meet the requirements for using Form S-3, or, to the extent Form S-3 is not available to the Company, Form S-1, under the Securities Act for resale within the time period specified in Section 8.1(a).

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3.12  Disclosure

      The representations and warranties made or contained in this Agreement and when taken together, do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make such representations and warranties and other material not misleading.

              4.  Representations and Warranties of the Purchaser

      In order to induce the Company to enter into this Agreement and to perform its obligations hereunder, the Purchaser hereby represents and warrants to the Company, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

4.1.  Organization

      The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.2.  Authority

      The Purchaser has all requisite corporate power and authority to enter into this Agreement, to purchase and hold the Shares and to consummate the other transactions to be consummated by the Purchaser contemplated by this Agreement. The execution and delivery of this Agreement, the purchase of the Shares and the consummation of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

4.3.  No Conflict

      The execution and delivery by the Purchaser of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not (a) conflict with, or result in any violation or breach of any provision of, the charter documents of the Purchaser, (b) result in any violation or breach of, or constitute

(with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Purchaser is a party or by which any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its properties or assets, in the case of (b) and (c) above except such as would not have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole.

4.4.  Required Filings and Consents

      No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement, the purchase of the Shares to be purchased by the Purchaser or the consummation of the other transactions to be consummated by the Purchaser contemplated hereby, except for such filings as may be required under the Hart-Scott-Rodino Antitrust and such consents, orders, authorizations, declarations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated pursuant to this Agreement.

4.5.  Purchaser is an "Accredited Investor"

      The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares and the business, properties, prospects and financial condition of the Company; provided, however, that the foregoing shall not diminish or detract from the Purchaser's ability to rely upon any of the Company's representations or warranties. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is not acquiring the Shares with a view towards distribution in violation of the Securities Act.

4.6.  Registration Statement Information

      Other than in accordance with the transactions contemplated by this Agreement, the Purchaser has not acquired any other shares of Common Stock or other securities of the Company and the Purchaser has not had any position, office or other material relationship within the past three years with the Company or, to the knowledge of the Purchaser, any affiliate of the Company.

4.7.  Brokers or Finders

      The Purchaser has not employed any broker, finder, consultant or other intermediary that would have a valid claim against the Company for a fee or commission in connection with the transactions contemplated hereby.

               5.  Conditions to the Obligations of the Purchaser

      The obligations of the Purchaser pursuant to Sections 1 and 2 of this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions, each of which may be waived in whole or part by the
Purchaser:

5.1.  Representations and Warranties

      The representations and warranties made by the Company pursuant to this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date.

5.2.  Covenants

      The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

5.3.  Closing Certificate

      The President or Chief Financial Officer of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, operations, properties, assets or financial condition of the Company since the date of this Agreement.

5.4   No Injunction or Litigation

      As of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending or made by or before any Governmental Entity that

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questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent such transactions.

5.5.  Government Approvals

      All consents, approvals or authorizations of, and declarations, filings or registrations with, all Governmental Entities required for the consummation of the transactions contemplated in Sections 1 and 2 of this Agreement shall have been obtained or made on terms reasonably satisfactory to the Purchaser and shall be in full force and effect.

5.6.  Legal Opinion

      The Company shall have delivered to the Purchaser an opinion of counsel, dated the Closing Date, substantially in the form of Exhibit B hereto.

5.7.  Nasdaq Listing

      If necessary, the Company shall have filed a Notification For Listing of Additional Shares with Nasdaq covering the Shares.

5.8.  Commercial Agreement

      The Company shall have entered into the Commercial Agreement.

5.9.  Hart Scott Rodino Act

      All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the Department of Justice.

               6.  Conditions to the Company's Obligations

      The obligation of the Company pursuant to Sections 1 and 2 of this Agreement are subject to the fulfillment on or prior to the Closing Date of each of the following conditions, each of which may be waived in whole or part by the
Company:

6.1.  Representations and Warranties

      The representations and warranties of the Purchaser pursuant to this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date.

6.2.  Covenants

      The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

6.3.  No Injunction or Litigation

      As of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending or made by or before any Governmental Entity that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent such transactions.

6.4.  Government Approvals

      All consents, approvals or authorizations of, and declarations, filings or registrations with, all Governmental Entities required for the consummation of the transactions contemplated in Sections 1 and 2 of this Agreement shall have been obtained or made on terms reasonably satisfactory to the Company and shall be in full force and effect, except for such filings that are required to be filed after the Closing according to applicable statutes.

6.4.  Commercial Agreement

      The Purchaser shall have entered into the Commercial Agreement.

                             7.  Certain Covenants

7.1.  Nondisclosure

      Whether or not the Closing under this Agreement occurs, the Company and the Purchaser will protect the Confidential Information (as defined below) of the other party from misappropriation and unauthorized use or disclosure, and at a minimum, will take precautions at least as great as those taken to protect its own confidential information of a similar nature. Without limiting the foregoing, the Receiving Party (as defined below) will: (a) use such Confidential Information solely for the purposes for which it has been disclosed; and (b) disclose such Confidential Information only to those of its employees, agents, consultants, and others who have a need to know the same for the purpose of performing this Agreement and who are informed of and agree to a duty of nondisclosure. The Receiving Party may also disclose Confidential Information of the Disclosing Party (as defined below) to the extent necessary to comply with applicable law or legal process, provided that the Receiving Party uses reasonable efforts to give the Disclosing Party prompt advance notice thereof. Upon request of the other party, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other party.

      For the purposes of this Section 7.1, the following terms have the following meanings:

      "Confidential Information" means non-public information and know-how of the Disclosing Party which, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential, or which has been or is designated as proprietary and/or confidential. Confidential Information does not include information that the Receiving Party can show: (a) was known by the Receiving Party prior to disclosure thereof by the Disclosing Party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party; or (d) came into the possession of the Receiving Party in the ordinary course of business from sources not owing a duty of confidentiality to the Disclosing Party with respect to that information.

      "Disclosing Party" means a party that discloses Confidential Information to the other party in connection with this Agreement.

      "Receiving Party" means a party that receives Confidential Information from the other party in connection with this Agreement.

7.2.  Confidentiality; Publicity

      Neither the Company nor the Purchaser shall issue any press release or other public announcement regarding, or otherwise disclose, this Agreement or the transactions contemplated herein, or make any filing of this Agreement or other agreements relating to the transactions contemplated herein, without the consent of the other, which consent will not be unreasonably withheld; provided, however, that if a party is required by applicable law to provide public disclosure of this Agreement or the transactions contemplated herein, such party shall use all reasonable efforts to coordinate the disclosure with the other party before issuance, including, but not limited to the submission to the Commission (and any other applicable regulatory or judicial authority) of an application for confidential treatment of certain terms (which terms shall be agreed upon by the Purchaser and the Company) of this Agreement. Each party shall provide to the other for review a copy of any proposed disclosure of this Agreement or its terms and any application for confidential treatment at least five (5) business days before any such disclosure or application is made and to comply with all reasonable requests from the other party to minimize the extent and scope of any such disclosure.

7.3.  Covenants to Satisfy Conditions

      Each of the Company and the Purchaser shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the other party's obligations that are set forth in Section 5 or 6, as the case may be.

7.4.  Further Assurances

      Each party agrees from time to time to do and perform such other and future acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

7.5   HSR Act Filings

      If required, as soon as practicable after execution of this Agreement, the Company and the Purchaser shall separately make or cause to be made any filings with and submissions to the FTC and the DOJ required under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement. Each party shall furnish to the other party such necessary information and reasonable assistance as the other party may request, and shall cooperate with the other party, in connection with the preparation of such filings and submissions.

7.6   Restriction on Transfers

      Except for (i) sales pursuant to a Registration Statement relating to the sale of the Shares, as provided in Section 8 of this Agreement, or (ii) transfers to Purchaser's affiliates, as set forth in Section 9.3; Purchaser shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer"), any of the Shares, or any interest therein until July 31, 2000 without the prior written consent the Company's Board of Directors. As a condition to such transfer within such sixth month period, the transferee shall deliver to the Company a written instrument confirming that it shall be bound by all terms and conditions of this Agreement.

                      8.    Registration of the Shares

8.1.  Registration Procedures and Expenses

          The Company shall:

          (a) At Purchaser's request, by the later of (i) six months after the Closing Date or (ii) August 1, 2000, prepare and file with the Commission a registration statement on Form S-3 (the "Registration Statement") relating to the sale of the Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Company's Common Stock is then traded or in privately-negotiated transactions (it being acknowledged that the Purchaser shall supply, or at least have the right to approve, any "Plan of Distribution" contained therein);

          (b) use its reasonable efforts subject to receipt of necessary information from the Purchaser, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 45 days after the Registration Statement is filed by the Company;

          (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) eighteen months after the effective date of the Registration Statement, (ii) the date on which the Shares may be resold by the Purchaser without registration or without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (iii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect (the "Selling Period");

          (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses, including any supplements to or amendments of such prospectuses, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

          (e) during the period when such prospectuses are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

          (f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however,
                                                           --------  -------
that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented or subject itself to general taxation in any such jurisdiction;

          (g) notify the Purchaser, during the time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading; and

          (h) bear all expenses in connection with this Section 8.1 and the registration of the Shares pursuant to the Registration Statement, other than underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any.

          Notwithstanding the foregoing, if at any time during the Selling Period the Company shall notify the Purchaser in a writing signed by the Chief Financial Officer of the Company that there exists material nonpublic information that must be disclosed in order for the Registration Statement not to be false or misleading, the Company may require that no sales may be made under the Registration Statement until such time as disclosure is made. The Company shall use its best efforts to cause such disclosure to be made as soon as practicable, but in any event no later than twenty days after such written notice to the Purchaser.

8.2.  Information

      The Purchaser shall furnish to the Company such information regarding itself, the Shares (and any other securities of the Company, if any) it holds and the distribution proposed by it as the Company may reasonably request in writing and as shall be required in connection with the registration referenced to in Section 8.1.

8.3.  Information Available

      So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

          (a) as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K, (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Shares; and

          (b) upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses.

          Upon the reasonable request of the Purchaser, representatives of the Company will meet with the Purchaser (or a representative thereof) to discuss information relevant for disclosure in the Registration Statement covering the Shares, subject to appropriate confidentiality limitations.

8.4.  Reports Under the Securities Act

      With a view to making available to the Purchaser the benefits of the Commission's Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Seller to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) Take such action as may be necessary to ensure the availability to the Company of Form S-3, or any successor form that allows the Company to incorporate substantial amounts of information from other Commission filings into a registration statement for the sale of the Shares; and

          (c) Furnish to the Purchaser, so long as the Purchaser owns any Shares, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, and (ii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the Commission that permits the selling of any Shares without registration or pursuant to Form S-3.

8.5.  Indemnification

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, any underwriter (as defined in the Securities Act) for the Purchaser and each person, if any, who controls the Purchaser or such underwriter within the meaning of the Securities Act or the Exchange Act against any expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities (joint or several) (collectively, "Losses") to which they may become subject under the Securities Act, the Exchange Act or other U.S., state or foreign law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein, or in any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and relating to such registration. The Company will reimburse (as incurred) the Purchaser, or each such underwriter or controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 8.5(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or any such underwriter or controlling person.

          (b) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, its officers who signed the Registration Statement and its directors, each underwriter and each other person selling securities of the Company in the offering registered by the Registration Statement, and any person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Company or such officer, director, agent, employee, underwriter, other person selling securities of the Company in the offering registered by the Registration Statement or controlling person may become subject under the Securities Act, the Exchange Act or other U.S. state or foreign securities law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by the Purchaser, any underwriter for the Purchaser or any controlling person of the Purchase or any such underwriter, expressly for use in connection with such registration; and the Purchaser will reimburse (as incurred) any Losses reasonably incurred by the Company, the Company's officers who signed the Registration Statement, the Company's directors, underwriters and other persons selling securities of the Company pursuant to the Registration Statement or controlling persons in connection with investigating or defending any Violations; provided, however, that (i) the indemnity agreement contained in this Section 8.5(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Purchaser, which consent shall not be unreasonably withheld and (ii) the obligations of the Purchaser shall be limited to an amount equal to the net proceeds to the Purchaser of the Shares sold as contemplated herein.

          (c) Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 8.5, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section
8.5 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.5.

          (d) If the indemnification provided for in this Section 8.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by the Purchaser under this Section 8.5(d) exceed the net proceeds to the Purchaser of the Shares sold as contemplated herein. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and the Purchaser under this
Section 8.5 shall survive the completion of any offering of the Shares.

                             9.   Miscellaneous

9.1.  Governing Law

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

9.2.  Survival

      The representations and warranties made herein shall survive until the first anniversary of the Closing. The covenants and agreements made herein shall survive the Closing in accordance with their terms.

9.3.  Successors and Assigns

      Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. It is expressly acknowledged that the Purchaser may assign its rights hereunder to its affiliate (as such term is defined in Rule 144 of the Securities Act) provided that the affiliate first deliver to the Company a written instrument confirming that it shall be bound by all terms and conditions of this Agreement.

9.4.  Entire Agreement

      This Agreement and the other documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

9.5.  Amendment; Waiver

      Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

9.6.  Delays or Omissions

      No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

9.7.  Notices and Other Communications

      Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery,
(ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or the Purchaser as the case may be at the following address:


To the Company:       Audible, Inc.
                      65 Willowbrook Blvd
                      Wayne, NJ  07470
                      Attn:  Andrew Kaplan, CFO
                      Facsimile: (973) 890-2442

With copies to:       Piper, Marbury, Rudnick & Wolff, LLP
                      1850 Centennial Park Drive, Suite 610
                      Reston, VA  20191
                      Attn:  Nancy Spangler, Esq.
                      Facsimile:  (703) 390-5299

To the Purchaser:     Amazon.com Commerce Services, Inc.
                      c/o Amazon.com, Inc.
                      1200 - 12th Avenue S., Suite 1200
                      Seattle, Washington 98144
                      Attn: Vice President and General Counsel
                      Facsimile: (206) 266-7010

With a copy to:       Perkins Coie LLP
                      1201 Third Avenue
                      Seattle, Washington 98101
                      Attn.: Scott L. Gelband
                      Facsimile: (206) 583-8500

or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated on the signature page). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be the fifth business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

9.8.  Specific Performance

      Each of the parties hereto acknowledges and agrees that the other party hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other party hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity. In any such action specifically to enforce any such term or provision of this Agreement, the parties hereby waive any claim or defense therein that an adequate remedy at law or in damages exists.

9.9.  Severability of this Agreement

      In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore the court shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner. Such replacement shall apply only with respect to the particular jurisdiction in which the adjudication is made.

9.10.  Counterparts

       This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

9.11.  No Third-Party Rights

       Nothing in this Agreement is intended, nor shall be construed, to confer upon any person or entity other than the parties and their respective successors and assigns any right or remedy under or by reason of this Agreement, except as expressly provided in this Agreement.

9.12.  No Agency, Etc.

       None of the provisions of this Agreement shall be construed to mean that any party is appointed or is in any way authorized to act as an agent of any other party. This Agreement does not constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business organization of any kind.

9.13   Construction of Agreement

       This Agreement has been negotiated by the parties and their attorneys, and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

9.14.  Termination

       This Agreement may be terminated as follows:

       (a) The Purchaser may terminate this Agreement in the event that the conditions set forth in Section 5 have not been satisfied or waived on or before March 31, 2000;

       (b) The Company may terminate this Agreement in the event that the conditions set forth in Section 6 have not been satisfied or waived on or before March 31, 2000;

       No termination pursuant to this Section 9.14 shall relieve any party of liability for breach of this Agreement prior to such termination.

       Either the Company or the Purchaser may terminate this Agreement if the other (a) has a receiver or administrative receiver appointed for it or over its undertakings or assets, (b) passes a resolution for winding up or a court of competent jurisdiction makes an order to that effect and such order is not discharged within ninety (90) days, (c) enters into any voluntary arrangement with its creditors for the benefit of its creditors, (d) becomes subject to an administration order, or (e) ceases to carry on business.

9.15.  Attorneys' Fees

       (a) Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement, including, but not limited to, attorneys' and accountants' fees and expenses.

       (b) If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.


                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                        AUDIBLE, INC.

                                        /s/ Don Katz
                                        ----------------------------------
                                        By  (Sign)

                                        Founder, Chairman, Acting CEO
                                        ----------------------------------
                                        Its

                                        AMAZON.COM COMMERCE SERVICES, INC.

                                        /s/
                                        ----------------------------------
                                        By  (Sign)

                                        Vice President
                                        ----------------------------------
                                        Its